UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2024

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston,TX	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Retention Bonus

Vertex Energy, Inc. (the “Company”, “we” and “us”), with the recommendation of the Compensation Committee of the Board of Directors of the Company, and the approval of the Board of Directors, entered into a retention letter agreement dated September 19, 2024, with Mr. Joshua Foster, who was appointed as Chief Commercial Officer of the Company on September 5, 2024, and agreed to pay a retention bonus to Mr. Foster of $284,750. The bonus was subject to the recipient’s obligation to repay the net after-tax bonus in the event that the recipient’s employment with the Company is terminated by the Company for any reason other than cause, or his death or disability prior to the later of six months after the date the letter agreement is entered into and the date of a change of control transaction (including an asset sale of all or substantially all of the Company’s assets). Mr. Foster also entered into a waiver and release in favor of the Company in consideration for the retention bonus, pursuant to which he agreed to release all claims against the Company related to his employment and certain other employment matters and claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: November 5, 2024	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer